As filed with the Securities and Exchange Commission on August 8, 1997
                                                  Registration No. 333-
   __________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         _____________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                              AID AUTO STORES, INC.
                 ------------------------------------------------
              (Exact name of Registrant as Specified in Its Charter)

                                  DELAWARE
             -----------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                  11-2254654
                         -----------------------------
                      (I.R.S. Employer Identification No.)

                               275 Grand Boulevard
                           Westbury, New York  11590-0281
        ----------------------------------------------------------------
     (Address, Including Zip Code, and Telephone Number, Including Area Code
                  of Registrant's Principal Executive Offices)

                               PHILIP L. STEPHEN
                              275 Grand Boulevard
                          Westbury, New York 11590-0281
                                 (516) 338-7889
          --------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                          Area Code, of Agent For Service)
                          ____________________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             GARY T. MOOMJIAN, ESQ.
                              Breslow & Walker, LLP
                                767 Third Avenue
                            New York, New York 10017
                                 (212) 832-1930
                          ____________________________
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
                   ____________________________

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which is a part of this Registration Statement shall relate to, among other securities, certain of the Warrants and shares of Common Stock, par value $.001 per share, previously registered under Registration Statement on Form SB-2 (No. 33-89190).

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                                                        Proposed
                                         Proposed       Maximum
   Title of Each                          Maximum       Aggregate   Amount of
Class of Securities       Amount to be  Offering Price  Offering    Registration
to be Registered           Registered   Per Security     Price        Fee
------------------------   -----------  ------------   ----------  -----------
Common Stock, par value
$.001 per share(1)           2,070,000        $4.00     $8,280,000        *


Common Stock, par value
$.001 per share(2)             180,000        $7.90     $1,422,000        *

Warrants, each to purchase
one share of Common Stock(2)   180,000        $.158     $   28,440        *

Common Stock, par value
$.001 per share(3)             180,000        $6.60     $1,188,000        *

Common Stock, par value
$.001 per share(4)             157,596        $2.81(5)   $ 442,845     $134.20

Common Stock, par value
$.001 per share(6)             250,000        $2.81(5)   $ 702,500      212.88
                                                                      --------
Total Registration Fee .............................................   $347.08
                                                                      ========
_______________________________
* Filing fee not required. Previously registered and included herein pursuant to Rule 429.

(1)  Issuable upon exercise of publicly traded redeemable Warrants.

(2) Issuable upon exercise of the Underwriter's Warrants. This Registration Statement also relates to the resale of these securities by the holders thereof or their transferees.

(3) Issuable upon exercise of the warrants underlying the Underwriter's Warrants. This Registration Statement also relates to the resale of these securities by the holders thereof or their transferees.

(4) Represents shares of restricted Common Stock to be registered pursuant to a certain registration rights agreement.

(5) Represents the average of the bid and asked prices as quoted on Nasdaq on August 4, 1997. Estimated solely for the purpose of calculating the filing fee.

(6) Represents shares of Common Stock underlying warrants issued to a consultant to the Company and relates to the resale of the shares by the holder thereof or its transferees.

     Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to such additional indeterminate number of shares of Common Stock as may become issuable by reason of stock splits, dividends and similar adjustments, in accordance with the antidilution provisions of the warrants underlying the Underwriter's Warrants.

                            AID AUTO STORES, INC.

                            Cross Reference Sheet

                  Pursuant to Item 501(b) of Regulation S-K
                Under the Securities Act of 1933, as amended


Item in Form S-3                                    Location in Prospectus
----------------                                    ----------------------
1.   Forepart of Registration Statement and         Outside Front Cover Page
     Outside Front Cover of Prospectus . . . .      of Prospectus

                                                    Inside Front and Outside
2.   Inside Front and Outside Back Cover Pages      Back Cover Pages of
     of Prospectus . . . . . . . . . . . . . .      Prospectus

3.   Summary Information, Risk Factors and          The Company;
     Ratio of Earnings to Fixed Charges. . . .      The Offering; Risk Factors

4.   Use of Proceeds . . . . . . . . . . . . .      Use of Proceeds

5.   Determination of Offering Price . . . . .      Outside Front Cover Page of
                                                    Prospectus

6.   Dilution  . . . . . . . . . . . . . . . .      Dilution

7.   Selling Security-Holders  . . . . . . . .      Selling Stockholders

8.   Plan of Distribution  . . . . . . . . . .      Plan of Distribution

9.   Description of Securities to be Registered..   Inapplicable

10.  Interests of Named Experts and Counsel...      Legal Matters; Experts

                                                    Documents Incorporated By
11.  Material Changes  . . . . . . . . . . . .      Reference

12.  Incorporation of Certain Information by        Documents Incorporated by
     Reference . . . . . . . . . . . . . . . .      Reference

13.  Disclosure of Commission Position on
     Indemnification For Securities Act
     Liabilities  . . . . . . . . . . . . . .      Inapplicable



                 Subject to Completion, Dated August 8, 1997
                            AID AUTO STORES, INC.
                    2,837,596 Shares of Common Stock and
                       Redeemable Warrants to Purchase
                       180,000 Shares of Common Stock
                          ________________________

 This Prospectus covers up to 2,070,000 shares of common stock, par value $.001 per share ("Common Stock"), of Aid Auto Stores, Inc. (the "Company"), issuable upon exercise of publicly-traded redeemable warrants of the Company (the "Warrants"). Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.00, subject to adjustment in certain circumstances, at any time through and including April 10, 1998. The Warrants are redeemable by the Company, upon the consent of Whale Securities Co., L.P. ("Whale"), the underwriter of the Company's initial public offering of securities in April 1995 (the "Initial Public Offering"), at any time, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $6.00, subject to adjustment) of the then effective price of the Warrants.

 This Prospectus also relates to 180,000 shares of Common Stock and 180,000 warrants (the "Whale Warrants") underlying warrants (the "Underwriter's Warrants") issued to Whale in connection with the Initial Public Offering, as well as 180,000 shares of Common Stock underlying the Whale Warrants. The Underwriter's Warrants to purchase Common Stock are exercisable, subject to adjustment, at $7.90 per share, and the Underwriter's Warrants to purchase the Whale Warrants are exercisable at $.158 per Warrant. The Whale Warrants are generally on the same terms as the Warrants, except that the exercise price is $6.60 per share. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants and Whale Warrants may be sold from time to time by Whale or by its transferees. See "Plan of Distribution."

 This Prospectus also relates to 157,596 shares of Common Stock issued to Werner S. Neuburger in connection with the acquisition by the Company of certain auto parts stores in December 1995 which are being registered herewith pursuant to the terms of a Registration Rights Agreement, dated December 15, 1995.

 This Prospectus also relates to 250,000 shares of Common Stock underlying warrants issued to Rockefeller Securities Group, Inc. (the "Rockefeller Warrants"), in connection with a Consulting Agreement, dated December 12, 1996, between Rockefeller Securities Group, Inc. and the Company, which shares are being registered for resale herewith pursuant to the terms of the Consulting Agreement. The Rockefeller Warrants are exercisable at $2.3125 per share of Common Stock, subject to adjustment, through June 11, 1998.

 The Common Stock and Warrants are quoted on the Nasdaq Small-Cap Market ("Nasdaq") under the symbols "AIDA" and "AIDAW," respectively, and listed on the Boston Stock Exchange under the symbols "AID" and "AIDW", respectively. On August 5, 1997 the closing sales price of the Common Stock and Warrants, as reported by Nasdaq, was $2.50 and $.28125, respectively.
                        _________________________

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 5 AND "DILUTION."
                       _________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 In the event all of the Warrants, Underwriter's Warrants, Whale Warrants and Rockefeller Warrants are exercised, the proceeds to the Company would be $11,496,565, before deduction of expenses, including legal, accounting and miscellaneous expenses payable by the Company, which are estimated to be $46,000. In addition, a solicitation fee of 5% (up to $414,000) may be payable to Whale in connection with any solicitation in connection with the Warrants. See "Use of Proceeds" and "Plan of Distribution".
               The date of this Prospectus is _________, 1997



                       AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's website at http://www.sec.gov, and at the following Regional Offices of the
Commission:  Chicago Regional Office, 219 South Dearborn Street,
Chicago, Illinois 60604 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock and Warrants are quoted on the Nasdaq Small Cap Market under the symbols AIDA and AIDAW, respectively, and on the Boston Stock Exchange under the symbols AID and AIDW, respectively. Reports and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006 or the Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02105.


                DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated by reference herein:

     1.  Annual Report on Form 10-K for the year ended December 31, 1996.

     2.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     3. Registration Statement on Form SB-2 (Registration No. 33-89190), declared effective by the Commission on April 10, 1995, as amended.

     Each document filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing for such document.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests may be made to Aid Auto Stores, Inc., 275 Grand Boulevard, P.O. Box 281, Westbury, New York 11590, Attn: Mr. Frank Mangano (516) 338-7889.


                            THE COMPANY
General

     Aid Auto Stores, Inc. (the "Company") owns and operates, and franchises, retail automotive parts and accessories stores under the name Aid Auto Stores. These stores sell an extensive variety of name-brand automotive parts, accessories and chemicals, as well as an assortment of products marketed under the "Aid" brand (the "Aid Mark"), and also under the "Perfect Choice" brand to both do-it-yourself ("DIY") and commercial customers. At July 31, 1997, there were 21 Company-owned and 34 franchisee-owned Aid Auto Stores. Through 1995, the Company had derived the majority of its revenues from the wholesale sale of automotive products to its franchisees and, through its wholly-owned subsidiary, Ames Automotive Warehouse, Inc. ("Ames"), to hundreds of non-automotive chain stores and independent jobbers and installers in New York, New Jersey and Connecticut. However, in 1996, the Company derived approximately 62% of its operating revenues from its Company-owned retail automotive stores, in contrast to only 20% in 1995. Aid Auto Stores have operated for more than 40 years and the Company believes that the Aid Auto name is widely recognized by consumers in the New York metropolitan area. The Company is seeking to capitalize on such name recognition, as well as its expertise and operating history, warehouse distribution channels and vendor relationships, to become the dominant automotive aftermarket parts distributor and retailer in the Northeast.

     The focus of the Company's growth strategy is a Company-owned mini warehouse Superstore program, which program was instituted in 1995 following the completion of the Initial Public Offering in April 1995. As of July 31, 1997, the Company has opened seven new Company-owned Superstores. In addition, on December 15, 1995, the Company acquired ten franchised Aid Auto Stores located in Long Island, New York. Following the acquisition, the Company commenced converting up to nine of the ten stores into Aid Auto Superstores. Five of these stores have been converted and reopened as Superstores, four of the five remaining stores have, to date, implemented the Superstore advertising, inventory and merchandising program. Each Superstore enables consumers and businesses to buy quality automotive products from a large inventory at the lowest possible prices and to do so in a convenient and informed manner. The Company intends to continue such growth by means of opening additional Company-owned Superstores and/or by acquiring other companies, including Aid Auto franchises, having automotive parts and accessories retail services. The
Company will need to seek additional debt or equity financing to fund the continuing cost of this program.

     The Company was originally formed in New York in 1953 and became a Delaware corporation in 1971. The Company's executive offices are located at 275 Grand Boulevard, Westbury, New York 11590 and its telephone number is (516) 338-7889. Unless the context otherwise requires, all reference to the Company include its wholly-owned subsidiaries, Aid Flatlands Avenue, Inc., Ames Automotive Warehouse, Inc., Aid 1715 Flatbush, Inc., White Plains Aid, Inc., Bellmore
Aid Inc., Bethpage Superstore Aid Auto, Inc., North Babylon Superstore Aid Auto, Inc. and Perfect Choice Automotive Products, Inc.


                                THE OFFERING

Securities Offered: . . . . 2,070,000 shares of Common Stock issuable upon exercise of the Warrants; 180,000 shares of Common Stock(1) and 180,000 Whale Warrants(1) underlying the Underwriter's Warrants, as well as 180,000 shares of Common Stock(1) underlying the 180,000 Whale Warrants; 157,596 shares of Common Stock owned by Werner S. Neuburger; 250,000 shares of Common Stock underlying the Rockefeller Warrants(1).

Shares of Common Stock Outstanding

 Before Offering. . . . . . 3,957,596(2)

 After Offering . . . . . . 6,637,596(2)(3)

Redeemable Warrants . . . . Each Warrant entitles the holder thereof to purchase one share of Common Stock through April 10, 1998 at a price of $4.00, subject to adjustment in certain circumstances. The Warrants are subject to redemption by the Company upon the consent of Whale, at any time upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $6.00, subject to adjustment) of the then effective exercise price of the Warrants. The Warrants will be exercisable until the close of business on the date fixed for redemption.

Whale Warrants. . . . . . . The Whale Warrants are generally on the same terms as the Warrants, except that the exercise price is $6.60 per share.

Rockefeller Warrants. . . . The Rockefeller Warrants entitle the holders thereof to purchase one share of Common Stock through June 11, 1998 at a price of $2.3125, subject to adjustment in certain circumstances. The Rockefeller Warrants are not subject to redemption by the Company.

Estimated Net Proceeds. . . $11,036,565

Use of Proceeds . . . . . . Opening of new Superstores, marketing and advertising, and working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors. . . . . . . . Investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risk factors include, without limitation, the uncertainty of the Superstore growth strategy, the limited income from operations in 1996, and losses from operations in 1995 and the first quarter of 1997, the need for additional financing and the significant amount of outstanding indebtedness. See "Risk Factors" and "Dilution."

NASDAQ Symbols. . . . . . . Common Stock - AIDA
                            Warrants - AIDAW

Boston Exchange Symbols . . Common Stock - AID
                            Warrants - AIDW
_________________
(1) This Prospectus also relates to the resale of these securities by the holders thereof or their transferees.

(2) Does not include an aggregate of 400,000 shares of Common Stock issuable under the Company's 1995 Stock Option Plan.

(3) Assumes the exercise of all of the Warrants, Underwriter's Warrants, Whale Warrants and Rockefeller Warrants.


                                 RISK FACTORS


   The following factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered in evaluating the Company and its business.

 1. Uncertainty of Superstore Growth Strategy. In April 1995, the Company completed its Initial Public Offering, allocating a majority of the proceeds therefrom for implementing its mini warehouse Superstore growth strategy. Historically, Aid Auto Stores have been predominantly owned and operated by independent franchisees and the Company has limited experience in operating its own stores. Prior to the Initial Public Offering, the Company had no experience in effectuating rapid expansion or in establishing or operating a mini warehouse Superstore style retail chain. The success of the Superstore growth strategy will be dependent upon, among other things, market acceptance of the Company's Superstore concept, the availability of suitable store sites, the timely development and construction of stores, the ability to hire skilled management and other personnel, management's ability to successfully manage growth (including monitoring stores and controlling costs), and the availability of adequate financing or sufficient cash flow from operations to fund its future expansion, of which there can be no assurance. The Company's growth strategy may also be effected by factors not within its control, such as increased competition, future downturns in the economy, changes in the automotive market and weather patterns. Moreover, it is possible that the actual costs in establishing the Superstores or the revenues generated from their operation will not correspond to the economic models and projections upon which the Company's Superstore growth program is based. The Company opened its first Superstore in July 1995, and has since opened six new Superstores. In addition, in December 1995 the Company acquired 10 franchised Aid Auto Stores located in Long Island, New York, and has completed converting five of these stores into Superstores; four of the remaining stores have, to date, implemented the Superstore advertising, inventory and merchandising programs. At July 31, 1997, there were 21 Aid Auto Stores owned and operated by the Company and 34 owned and operated by franchisees. There can be no assurance that the Superstore growth strategy will be successful.

 2. Minimal Income/Losses from Operations; Effect of Superstore Growth Program on Profitability. The Company generated operating revenues of $27,393,678, $20,263,833 and $24,182,096 during the years ended December 31, 1996, 1995 and 1994, respectively. For 1996, the Company had net income of $30,364. In 1995, the Company had a net loss of $703,881 and in 1994 it had net income of $19,763. For the three months ended March 31, 1997, the Company achieved operating revenues of $6,092,598 and a net loss of $57,986, as compared to operating revenues of $6,574,037 and a net income of $41,603 for the three months ended March 31, 1996. The Company's operating expenses have increased significantly in connection with the Company's mini warehouse Superstore growth program and, accordingly, the Company's profitability is dependent on corresponding increases in revenues from the Superstore operations, of which there can be no assurance. Moreover, future events, including unanticipated expenses, increased competition, or severe weather could have an adverse effect on the Company's operating margins and results of operations. There can be no assurance that the Company's Superstore growth program will result in an increase in the profitability of the Company's operations.

 3. Need for Additional Financing to Implement Superstore Growth Program. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with, and the timetable for, its proposed expansion), the Company's working capital, its current loan facility, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 12 months (including the contemplated conversion of four of the stores acquired in December 1995 into Superstores, and the opening of at least three Superstore outlets during that period). In the event that the Company's cash flow proves to be insufficient (due to unanticipated expenses, difficulties, problems or otherwise), or the Company determines to open a greater number of Superstores (including by opening new stores and/or by acquisitions), the Company will be required to seek additional financing or curtail such expansion activities. The Company will need to seek additional debt or equity financing, as the Company does not anticipate that its current resources and cash flow from operations will be sufficient to fund the continuing cost of its growth program. To the extent that the Company seeks financing through the issuance of equity securities, any such issuance of equity securities would result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company incurs indebtedness to fund increased levels of accounts receivables or to finance the acquisition of capital equipment or issues debt securities to fund the Superstore growth program, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Other than the Company's existing line of credit, the Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that the Company's current majority stockholder will provide any portion of the Company's future financing requirements or any further personal guarantees. There can be no assurance that any additional financing will be available to the Company on commercially reasonable terms, or at all.

 4. Impact of Superstores on Franchisees. More recent franchise agreements, with respect to 10 of the existing franchised Aid Auto Stores, contain a provision granting the franchisee an exclusive territory of a radius of 1.5 miles from its location, in consideration of the franchisee purchasing annually at least 75% of its inventory from the Company. In 1995 and 1996, none of these franchisees purchased inventory from the Company at such level. Thus, the Company believes that upon notice and failure by the franchisee to cure within the appropriate time period, it will be able to terminate such territorial exclusivity. Notwithstanding the foregoing, the Company intends to select sites for its Superstores in areas that are not served by existing Aid Auto Stores. However, it is possible that the opening of a cluster of Superstores in a target market may reduce the business of existing franchised Aid Auto Stores. While the Company believes that the opening of its Superstores will not violate its franchise agreements or any other laws or regulations, there can be no assurance that an independent franchisee whose business is adversely effected by the Superstore program would not seek to litigate its claims, the defense of which could become costly for the Company and the outcome of which is uncertain.

 5. Significant Outstanding Demand and Other Indebtedness; Claimed Event of Default by GE Capital and Forbearance Agreement with such Lender. The Company's operations have been funded in part by the incurrence of significant indebtedness. Of the Company's total indebtedness of $13,163,862 outstanding at March 31, 1997, an aggregate of $8,761,243 was outstanding under a $10,000,000 line of credit with GE Capital Corp. ("GE Capital"), $1,330,735 was outstanding and evidenced by a promissory note issued in connection with the purchase of 10 Long Island franchised stores, $884,384 was outstanding and evidenced by miscellaneous promissory notes and capital leases and $2,187,500 was outstanding under a promissory note to Philip L. Stephen, Chairman of the Board, Chief Executive Officer and President of the Company. Substantially all of the Company's assets are pledged to GE Capital as collateral under the line of credit, and the Company, subject to certain exceptions, is limited or prohibited from merging or consolidating with another corporation or selling all or substantially all of its assets. Pursuant to a Second Amendment and Forbearance Agreement, dated June 19, 1997, GE Capital has agreed to forbear until August 31, 1997 from exercising its rights under its loan agreement with the Company as a result of a claimed event of default. This date may be extended to September 30, 1997 if prior to August 31, 1997 the Company pays GE Capital a non-refundable extension fee of $5,000. The Company has received a commitment letter from another lending institution indicating an intention by that institution to provide the Company with a credit facility sufficient to refinance all of the obligations owed by the Company to GE Capital. While the Company believes that it will be able to complete a loan agreement with such institution prior to September 30, 1997, there can be no assurance in that regard. In that event such an agreement is not timely concluded, and GE Capital claims a default and calls its loan with the Company, the Company would be materially adversely affected. The $1,507,396 promissory note issued in connection with the Long Island acquisition, which had an outstanding balance of $1,330,735 at March 31, 1997, is for a period of 10 years, is subordinate to the Company's GE Capital indebtedness, and bears interest at the prime rate. The Company's obligation to Mr. Stephen is evidenced by a promissory note, which is subordinated to the GE Capital indebtedness.The note bears interest at the rate charged by GE Capital, payable monthly, with principal payable in quarterly installments through February 1, 2000. The GE Capital indebtedness allows the Company to make quarterly principal payments and monthly interest payments so long as prior to and after giving effect to such payments no default has occurred or is continuing or would occur on the GE Capital Indebtedness as a result thereof. The note provides for immediate payment thereof upon, among other things, a change in a majority of the continuing directors of the Company (as defined in the note) or a demand by GE Capital of payment in full of outstanding GE Capital indebtedness.

 6. Competition. The Company competes in both the DIY and commercial portions of the automotive aftermarket business. Within its current market (the New York metropolitan area), the largest share of the DIY market is held by independently owned stores which, while principally selling to wholesale accounts, have significant DIY sales. The Company also competes with other automotive specialty retailing chains such as R&S Strauss, and in certain of its product categories (such as oil and certain car care products) with discount and general merchandise stores. The Company's major competitors in supplying the commercial market include independent warehouse distributors and independently owned parts stores, automobile dealerships and national warehouse distributors and associations such as National Automotive Parts Association (NAPA). The Company may also face competition from large regional automotive aftermarket chains based in other areas of the country, in the event that they enter the Company's market, such as Pep Boys which has recently entered the New York market and opened several stores. Competitors such as R&S Strauss, NAPA and Pep Boys, and some potential competitors, are larger than the Company and have greater financial, marketing, personnel and other resources than the Company.

 7. Dependence on Suppliers. The Company is dependent on close relationships with its suppliers of automotive parts and equipment, and its ability to purchase products directly from these manufacturers at favorable prices and on favorable terms. The Company views its relationships with its suppliers as excellent, and believes that alternative sources exist for most of the products it purchases. However, the Company does not maintain supply contracts with any of its suppliers, and it is possible that the loss of any significant supplier could have a material adverse effect on the Company if not replaced in a timely manner and upon suitable terms. The Company's principal suppliers currently provide the Company with certain incentives such as volume purchasing discounts and cooperative advertising and market development funds, which incentive amounts generally range from between 5% and 10% of the listed purchase prices. A reduction or discontinuance of these incentives could also have a material adverse effect on the Company and its operations.

 8. Dependence on Management and Key Personnel. The Company is dependent upon the services of its senior executives, particularly Philip L. Stephen, who is Chairman of the Board, President and Chief Executive Officer of the Company. Although the Company has obtained a key-man life insurance policy on the life of Mr. Stephen in the amount of $2,000,000 and has entered into an employment contract with Mr. Stephen which expires in April 1998, the loss of his services could have a material adverse impact on the Company. Also, the Company's successful growth will depend upon, among other things, the successful recruiting of other qualified Superstore personnel. There can be no assurance that the Company will be able to retain existing employees or that it will be able to find and retain the other personnel it requires on acceptable terms.

 9. Impact of Seasonality. The Company's business is seasonal primarily as a result of the impact of weather conditions on store sales. Store sales and profits have historically been higher in the second and third quarters (April through September) of each year than in the first and fourth quarters, for which the Company generally achieves only nominal profits or incurs net losses. Weather extremes tend to enhance sales by causing a higher incidence of parts failure and increasing sales of seasonal products. However, extremely severe winter weather or rainy conditions tend to reduce sales by causing deferral of elective maintenance.

 10. Control by Management. Mr. Philip L. Stephen, Chairman of the Board, President and Chief Executive Officer of the Company, owns approximately 50.5% of the currently issued and outstanding Common Stock. Accordingly, Mr. Stephen is in a position to control the Company, including the election of all or a majority of the directors of the Company. Even if some or all of the securities offered hereby are issued, Mr. Stephen would likely maintain effective control of the Company.

 11. Government Regulation. The Company is subject to federal and state laws, rules and regulations that govern the offer and sale of franchises. To offer and sell franchises, the Company is required by the United States Federal Trade Commission to furnish to prospective franchisees a current franchise offering disclosure document. The Company uses a Uniform Franchise Offering Circular ("UFOC") to satisfy this disclosure obligation, which is delivered to each prospective franchisee in its current franchise markets (New York and New Jersey). In addition, the Company is required to register and file a UFOC with the appropriate New York State authority. The Company periodically updates its UFOC to include information about new officers and directors, recent financial information and other material events. In addition to New York, other states require registration, special prescribed disclosure or other compliance before the Company could offer franchises in those jurisdictions. However, the Company has no current plans to offer franchises in any states other than New York and New Jersey, if at all.

 12. Immediate and Substantial Dilution. The sale of the shares offered hereby involves an immediate and substantial dilution between the pro forma net tangible book value per share before and after the offering and the exercise of the Warrants, the Underwriter's Warrants and the Whale Warrants. See "Dilution."

 13. No Dividends. The Company has never paid cash dividends on its Common Stock and does not expect to pay cash dividends in the foreseeable future.

 14. Shares Eligible for Future Sale; Registration Rights. The Company currently has 3,957,596 shares of Common Stock outstanding. Of such shares, 2,157,596 are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, all which may be sold at any time without registration pursuant to such rule. No prediction can be made as to the effect, if any, that the sale of such shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock or the Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

 15. Possible Inability to Exercise Warrants. Although certain exemptions in the securities laws of certain states might permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company is under no obligation to seek, and may decide not to seek or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. Although the Company has committed to use its best efforts to do so, there can be no assurance that the Company will be able to maintain an appropriate prospectus in effect.

 16. Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company, upon the consent of Whale, at any time upon notice of not less than 30 days, at a price of $.10 per Warrant, provided the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $6.00) of the then effective exercise price of the Warrants. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

 17. Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of 2,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

 18. Possible Delisting of Securities from Nasdaq System; Risks Associated with Low-Priced Stocks. In order to maintain listing on Nasdaq, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on Nasdaq if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. Nasdaq has currently under consideration proposed changes to substantially increase these maintenance standards. The failure to meet applicable maintenance criteria in the future may result in the delisting of the Company's securities from Nasdaq and trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, if the Common Stock was to become delisted from trading on Nasdaq and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange
Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Common Stock and Warrants, which could severely limit the liquidity of the Common Stock and Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in the secondary market.


                               USE OF PROCEEDS


   In the event that all of the Warrants, Underwriter's Warrants, Whale Warrants and Rockefeller Warrants are exercised, the net proceeds to the Company pursuant to the offering hereby are estimated at approximately $11,036,565, after deducting the maximum potential solicitation fee (5%) payable to Whale ($414,000) and other expenses estimated at $46,000. Such net proceeds are expected to be expended for the opening of new Superstores, marketing and advertising and working capital and general corporate purposes, approximately as follows:

                                                      Approximate
                                       Approximate    Percentage of
Application of Proceeds               Dollar Amount   Net Proceeds
-----------------------               -------------   -------------

Opening of new Superstores(1). .        $9,000,000        81.6%

Marketing and advertising. . .             750,000         6.8%

Working capital and general
 corporate purposes . . . . . .          1,286,565        11.6%
                                        ----------       ------
   Total . . . . . . . . . .           $11,036,565       100.0%
                                       ===========       ======
______________________________
(1) Represents the estimated costs associated with the opening of approximately 20 new Superstore outlets. Superstore sites may be newly leased or subleased depending on whether the Company is acquiring and constructing on empty space, or acquiring and expanding upon the business and assuming the lease of an existing independent automotive parts store or franchised Aid Auto Store. The Company believes that the cost to open each Superstore will average approximately $450,000, including site selection costs, lease deposits, leasehold improvements or construction costs, acquisition of furniture, fixtures and equipment, opening inventory, and other miscellaneous pre-opening expenses (including salaries, training, promotion and advertising). The Company believes that the opening costs will be approximately the same in the case of a purchase and expansion of an existing store's business. However, all estimates are subject to significant variation.

   The foregoing represents the Company's estimate of its use of the net proceeds of this offering based on current planning and business, industry and economic conditions, and the Company's future revenues and expenditures. The proposed application of the net proceeds is subject to changes as market and financial conditions and other opportunities that may be presented to the Company may dictate. The costs required to open the Company's Superstores may vary depending upon such factors as the actual selling space, the amount of rent and security that must be paid in advance (and, in some cases, the purchase price of an existing store's business), and the extent of construction costs and leasehold improvements required to be paid by the Company. Accordingly, in the event the Company's estimates as to the costs required to open and operate stores prove to be inaccurate, the Company may reduce the number of Superstores it proposes to open and/or utilize working capital in addition to the net proceeds of this offering allocated for the store openings.

   In the event less than the maximum proceeds are raised, the Company intends to allocate the proceeds to the same uses in the approximate same proportions as if the maximum proceeds were raised.

   To the extent that the net proceeds are not immediately required for the purposes described above, they may be invested principally in either U.S. government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments. The Company may also use a substantial portion of these proceeds to temporarily reduce the balance outstanding under the Company's institutional line of credit.

   The Company will not receive any of the proceeds from the sale of the Common Stock by the holders of the Common Stock or by the holders who have exercised their warrants.

                             DILUTION

   The difference between the public offering price per share of Common Stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

   At March 31, 1997 the net tangible book value of the Company was $5,389,317, or $1.36 per share of Common Stock. After giving effect to the exercise of the 250,000 Rockefeller Warrants, the Underwriter's Warrants for 180,000 shares of Common Stock and 180,000 Whale Warrants, and the exercise of 2,070,000 Warrants, at their respective exercise prices (less the maximum potential solicitation fee and estimated expenses of this offering), the net tangible book value of the Company at March 31, 1997 would have been $16,425,882, or $2.47 per share, representing an immediate increase in net tangible book value of $1.11 per share to the existing stockholders of the Company and an immediate dilution of $1.53 per share to exercising Warrant-holders. The following table illustrates the foregoing information with respect to dilution to exercising Warrant-holders on a per share basis:

  Initial public offering price . . . .    $4.00
  Net tangible book value before offering   1.36
  Increase attributable to new investors    1.11
                                           -----
 Net tangible book value after offering     2.47
                                           -----

 Dilution to new investors . . . .         $1.53
                                           =====


                     SELLING SECURITY HOLDERS

   The following table sets forth the present record and beneficial ownership of securities of the Company owned by the Selling Security Holders as of May 1,1997.

                                                                   Percentage of
  Name of                   Percentage of                          Outstanding
  Selling       Securities   Outstanding    Securities  Securities  Shares Owned
 Security      Owned Prior  Shares Owned     to be Sold Owned After   After
  Holder      to Offering  Before Offering  in Offering  Offering    Offering
------------   ----------  ---------------  ----------- ----------  ----------

Whale Securities
Co., L.P.       360,000(1)       8.3%           360,000      0           0


Werner S.
Neuburger       157,596          4.0%           157,596      0           0

Rockefeller
Securities
Group, Inc.     250,000(2)       5.9%           250,000      0           0

__________________

(1) Represents 360,000 shares of Common Stock underlying the Underwriter's Warrant and the Whale Warrants. These securities are held in Whale's name for the account of certain employees and equity owners of Whale.

(2)  Represents shares of Common Stock underlying the Rockefeller Warrants.




   The Selling Security Holders will be entitled to receive all of the proceeds from the future sale of their shares of Common Stock. The Company will not receive any proceeds from the future sale of any of the aforementioned shares by their respective holders.


                           PLAN OF DISTRIBUTION

   Of the securities covered by this Prospectus, 180,000 shares of Common Stock and 180,000 Whale Warrants are issuable upon exercise of the Underwriter's Warrants, 250,000 shares of Common Stock are issuable upon exercise of the Rockefeller Warrants, 2,070,000 shares are issuable upon exercise of the Warrants, and 180,000 are issuable upon exercise of the Whale Warrants. This Prospectus also covers the resale by the holders of the securities underlying the Underwriter's Warrant, Whale Warrants and Rockefeller Warrants. From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock, Underwriter's Warrant, Whale Warrants or Rockefeller Warrants, and the pledgees, secured parties or persons to whom such shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be Selling Stockholders for purposes hereof.

  The shares of Common Stock and the Whale Warrants underlying the Underwriter's Warrant, and the shares of Common Stock underlying the Rockefeller Warrants and Whale Warrants, may be offered for the account of the holder or holders from time to time, as market conditions permit on Nasdaq, or, on the Boston Stock Exchange, or otherwise, through ordinary brokerage transactions, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The holders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the holders and/or the purchasers of the securities for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The aforementioned methods of sale described above may not be all-inclusive.

   Any broker-dealer acquiring securities in the over-the-counter market from the holders may sell the securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market, at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. Such broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"); any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities
Act. Any such commissions, as well as other expenses of the holders and applicable transfer taxes, are payable by such parties, as the case may be.

   The Company will pay to Whale a fee of 5% of the exercise price of each Warrant exercised provided however, that Whale will not be entitled to receive such compensation if (i) the market price of the Company's Common Stock on the date the Warrant is exercised is lower than the then Warrant exercise price;
(ii) the Warrant was held in a discretionary account; (iii) disclosure of compensation arrangements was not made at the time of the exercise of the Warrant; (iv) the holder of the Warrants has not confirmed in writing that Whale solicited such exercise, or (v) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 promulgated under the Exchange Act.

   Pursuant to the Underwriting Agreement entered into by the Company and Whale in connection with the Company's Initial Public Offering in April 1995, the Company has agreed to indemnify Whale against certain liabilities, including liabilities under the Securities Act.


                           LEGAL MATTERS

   Legal matters in connection with the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, 767 Third Avenue, New York, New York 10017.


                              EXPERTS

   The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, are incorporated in this Registration Statement in reliance upon the reports of Grant Thornton, LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.


                      ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected, without charge, at the Office of the Securities and Exchange Commission, or copies of which may be obtained from the Commission in Washington, D.C., upon payment of the requisite fees, or from the Commission's website at http://www.sec.gov. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


==============================================     ===========================

  No dealer, salesperson, or other person
has been authorized in connection with this
offering to give any information or to make
any representations other than those
contained in this Prospectus.  This Prospectus
does not constitute an offer or a solicitation         AID AUTO STORES, INC.
in any jurisdiction to anyone to whom it is
unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus, nor
any sale made hereunder shall, under any
circumstances, create an implication that
there has been no change in the circumstances
or the facts herein set forth since the date       ===========================
hereof.

------------------------------------------


           TABLE OF CONTENTS
                                  Page
                                  ----
Available Information . . . . .      2
Documents Incorporated by Reference  2
The Company . . . . . . . . . .      3
The Offering. . . . . . . . . .      4
Risk Factors. . . . . . . . . .      5
Use of Proceeds . . . . . . . .     11
Dilution. . . . . . . . . . . .     13
Selling Security Holders. . . .     14
Plan of Distribution. . . . . .     15
Legal Matters . . . . . . . . .     16
Experts . . . . . . . . . . . .     16
Additional Information. . . . .     16



   2,837,596 shares of Common Stock
      and Redeemable Warrants to
      Purchase 180,000 shares of
             Common Stock


            ============
             PROSPECTUS
            ============











               ___________, 1997







===================================


                                    PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

Accounting Fees and Expenses . . . . . . . . . . . .    $  7,500
Legal fees and expenses. . . . . . . . . . . . . . .      20,000
Blue Sky filing fees and expenses. . . . . . . . . .      10,000
Solicitation fee (1) . . . . . . . . . . . . . . . .     414,000
Miscellaneous Expenses . . . . . . . . . . . . . . .       8,500
                                                        --------
        Total. . . . . . . . . . . . . . . . . . . .    $460,000
                                                        ========
________________________
(1)  Represents potential maximum solicitation fee which may be paid to Whale.


Item 15.  Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law the registrant may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance therefor.

     The Company has included in its Certificate of Incorporation pursuant to
Section 102(b)(7) of the Delaware General Corporation Law a provision eliminating the personal liability of directors to the Company or its stockholders for damages for breach of fiduciary duty. The principal effect of this provision in the Company's Certificate of Incorporation is to eliminate potential monetary damage actions against any director for breach of his duties as a director except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, which relates to a willful or negligent violation of Section 160 (regarding the illegal purchase or redemption of stock by a corporation) or Section 173 (regarding a corporations illegal declaration or payment of dividends) of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper benefit. This provision does not affect the liability of any director for acts or omissions occurring prior to the date of adoption of this provision. In addition, Section 145 of the Delaware General Corporation Law empowers a corporation (a) to grant indemnification to any officer or director where it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled. The Company's By-Laws provide that the Company will indemnify and advance expenses of defense to its officers and directors substantially to the full extent authorized by the Delaware General Corporation Law.

     The foregoing statement is subject to the detailed provisions of Sections 102 and 145 of the Delaware General Corporation Law.


Item 16.  Exhibits

     Exhibit
     Number            Documents
     ------            ---------
        4(a)           Form of Warrant*
        4(b)           Form of Underwriter's Warrant*
        4(c)           Form of Whale Warrant*
        4(d)           Form of Rockefeller Warrant
        5              Opinion of Counsel
       23              Independent Auditors' Consents
       24              Consent of Counsel is contained in the Opinion of
                       Counsel, filed as part hereof as Exhibit 5.
___________________
* Previously filed with the Company's Registration Statement on Form SB-2 (No.33-89190) declared effective by the Commission on April 10, 1995.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement, and (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.


                              SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the Town of Hempstead, State of New York, on August 7, 1997.

                                     AID AUTO STORES, INC.



                                 By: /s/ Philip L. Stephen
                                     -------------------------------------
                                     Philip L. Stephen,
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)

                                 By: /s/ Frank Mangano
                                     --------------------------------------
                                     Frank Mangano, Chief Financial Officer
                                     (Principal Financial Officer)


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


     Signature                  Title                  Date
     ---------                 -------                ------

/s/ Philip L. Stephen         Director            August 7, 1997
----------------------------
Philip L. Stephen


/s/ Greg M. Stephen           Director            August 7, 1997
----------------------------
Greg M. Stephen


/s/ Lewis R. Cowan            Director            August 7, 1997
----------------------------
Lewis R. Cowan


/s/ Ira Scott Greenspan       Director            August 7, 1997
---------------------------
Ira Scott Greenspan


/s/ Leonard Genovese          Director            August 7, 1997
---------------------------
Leonard Genovese


/s/ Werner S. Neuberger       Director            August 7, 1997
---------------------------
Werner S. Neuburger

                                                              Exhibit 4(d)

"The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933, as amended, or any applicable state statutes. Such securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to Aid Auto Stores, Inc. that the securities may be so disposed of without being registered."


                        WARRANT CERTIFICATE


                     Dated December 12, 1996


             VOID AFTER 5:00 P.M., New York Local Time


                           June 11, 1998


                       AID AUTO STORES, INC.

Warrants to purchase 250,000 shares of Common Stock, par value $.001 per share.

     AID AUTO STORES, INC., a Delaware corporation, with offices at 275 Grand Boulevard, Westbury, New York 11590 (the "Company"), hereby certifies that Rockefeller Securities Group, Inc. with an address at 100 Quentin Roosevelt Boulevard, Garden City, New York 11530 ("Warrant Holder"), for value received and subject to the provisions hereinafter set forth is entitled to purchase from the Company 250,000 shares, par value $.001 per share, of the Common Stock of the Company (the "Common Stock") at a price per share equal to $2.3125 exercisable commencing on the date hereof until 5:00 P.M., New York time, on June 11, 1998.

     1. Exercise. The Warrants represented by this Warrant Certificate may be exercised only by the Warrant Holder on the terms and conditions set forth in this Warrant Certificate, in whole or in part, upon the surrender of this Warrant Certificate, with the subscription form attached hereto duly executed, to the Company and upon payment to the Company of the price hereinabove set forth for the shares so purchased. The Warrants shall become exercisable as follows: (i) one-half shall be exercisable on the date hereof and (ii) subject to the provisions of a certain Consulting Agreement, dated December 12, 1996, between the Company and Rockefeller Securities Group, Inc., the remaining one-half shall become exercisable on August 12, 1997. If the Warrants represented hereby shall be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, deliver a new Warrant Certificate evidencing the rights of the Warrant Holder to purchase the balance of the shares of Common Stock to which the Warrant Holder is entitled. The Company shall not be required to issue any fraction of a share upon the exercise of the Warrants represented hereby. If any fractional interest in a share shall be deliverable upon the exercise of the Warrants represented hereby or any portion thereof, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the fair market value of shares of Common Stock as determined by the Company's Board of Directors.

     2. Title. This Warrant Certificate is issued subject to the condition that it may not be sold, transferred or hypothecated and that title to this Warrant Certificate and all rights hereunder are not transferable.

     3.    Covenants.   The above provisions are subject to the following:

          (a) Any certificate(s) for shares of Common Stock issued upon the exercise of the Warrants represented hereby shall bear the following legend:

          "The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933, as amended, or any applicable state statutes. Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to Aid Auto Stores, Inc. that the securities may be so disposed of without being registered."

          (b) The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant Certificate shall, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take any such action as may be requisite to assure that the par Value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant Certificate. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant Certificate, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant Certificate.

          (c) In the event that the Company shall, at any time prior to the expiration date of the Warrants represented hereby and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide, combine or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; or
(iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of the Warrants represented hereby, the Warrant Holder shall receive for the exercise price, in addition to or in substitution for the shares of Common Stock to which he would otherwise be entitled upon such exercise, such additional (or lesser) shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation or merger or transfer, or such assets of the Company, which he would have been entitled to receive had he exercised the Warrants represented hereby prior to the happening of any of the foregoing events. Nothing contained herein shall require the Company to segregate or otherwise set aside any particular asset for possible distribution to the Warrant Holder upon exercise of the Warrant Holder's rights under the Warrants represented hereby subsequent to a liquidation, partial or otherwise.

     4. Securities Laws. In connection with the issuance to the Warrant Holder of this Warrant, the Warrant Holder agrees to execute an investment letter in such form as reasonably requested by the Company and its counsel and as may be required to comply with federal and applicable state securities laws. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Warrant Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

     5.   Subscription.  This Warrant Certificate does not confer upon the
Warrant Holder any rights whatsoever as a stockholder of the Company.   Upon
the exercise of the Warrants represented hereby the subscription form annexed hereto must be duly executed.

     6. Survival. The various rights and obligations of the Warrant Holder and the Company, as set forth in Sections 3 and 4 hereof, shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate, and upon the surrender of this Warrant Certificate and the exercise of all the Warrants represented hereby, the Company shall, if requested, deliver to the Warrant Holder its written acknowledgement of its continuing obligations under said Section.

     7. Notice. All notices required by this Warrant Certificate to be given to or made by the Company shall be given or made by Certified Mail Return Receipt Requested addressed to the Warrant Holder or the Company at his or its respective address as set forth above.

     8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.


                                    AID AUTO STORES, INC.


                                    By:  ___________________________
Attest:                                  Title:


____________________________



                           SUBSCRIPTION



To:  Aid Auto Stores, Inc.
     275 Grand Boulevard
     Westbury, New York 11590





          The undersigned hereby exercises, according to the terms and conditions thereof, __________________ of the Warrants evidenced by the within Warrant Certificate, and herewith makes payment in full of the purchase price for the number of shares of common stock, par value $.001 per share, of Aid Auto
Stores, Inc., for which the undersigned has exercised these Warrants.   Kindly
issue all shares of such common stock to the undersigned and deliver them to the undersigned at the address stated below.



                                         ___________________________
                                                   Name


                                         ___________________________
                                                   Address


                                         ___________________________


                                         ___________________________
                                                   Signature


Dated:

                                                              Exhibit 5

                       BRESLOW & WALKER, LLP
                         767 Third Avenue
                     New York, New York  10017



                                      August 8, 1997



Board of Directors
Aid Auto Stores, Inc.
275 Grand Avenue
Westbury, New York 11590

Gentlemen:

     It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Aid Auto Stores, Inc. on Form S-3 will, when sold, be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.


                                    Very truly yours,

                                   /s/Breslow & Walker, LLP
                                   ------------------------
                                    Breslow & Walker, LLP



                                                      Exhibit 23 (a)


                 CONSENT OF INDEPENDENT CERTIFIED
                        PUBLIC ACCOUNTANTS

We have issued our reports dated April 4, 1997, accompanying the consolidated financial statements of Aid Auto Stores, Inc. and Subsidiaries appearing in the 1996 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended
December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

New York, New York
August 1, 1997